UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010

Commission file number 001-33927

ATLAS ACQUISITION HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0852483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Hauslein & Company, Inc. 11450 SE Dixie Highway, Ste 106 Hobe Sound, Florida	33455
(Address of Principal Executive Offices)	(Zip Code)

(772) 545-9042

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 12, 2010, we issued a press release announcing the termination of our proposed business combination with Koosharem, LLC, a California limited liability company that does business as “Select Staffing” (“Select Staffing”). As previously announced, our company and Select Staffing had entered into an agreement and plan of merger pursuant to which Select Staffing would have become a wholly owned subsidiary of our company following approval of the merger (“Merger”) by our stockholders.

At a special meeting of our stockholders held on February 12, 2010, holders of more than 30% of our stock issued in our January 2008 initial public offering sought conversion of their shares into a pro rata portion of our trust account. As a result, the Merger cannot be completed and we will be liquidated.

A copy of the press release dated February 12, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release, dated February 12, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Termination of Business Combination with Select Staffing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010	ATLAS ACQUISITION HOLDINGS CORP.

	By:	/s/ James N. Hauslein
James N. Hauslein Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated February 12, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Termination of Business Combination with Select Staffing”